Exhibit 24.1

UNION SECURITY LIFE INSURANCE COMPANY OF NEW YORK

POWER OF ATTORNEY

The undersigned directors and officers of Union Security Life Insurance Company, a New York corporation, hereby constitute and appoint P. Bruce Camacho, Ranell M. Jacobson, Katherine Greenzang and Raj B. Dave, and each of them, the individual’s true and lawful attorneys-in-fact and agents, in his or her name, place and stead, in any and all capacities, to sign the Annual Report on Form 10K for the fiscal year ended December 31, 2005, to be filed by Union Security Life Insurance Company, or any amendment to such report, and all other documents in connection therewith, and to file the same with the Securities and Exchange Commission, granting to said attorneys-in-fact and agents, and each of them full power and authority, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents or any of them, may lawfully do or cause to be done by virtue hereof.

Signature	Title

/s/ P. Bruce Camacho P. Bruce Camacho	President and Chief Executive Officer and Chairman of the Board (Principal Executive Officer)

/s/ Terry J. Kryshak Terry J. Kryshak	Sr. Vice President and Director

/s/ Ranell M. Jacobson Ranell M. Jacobson	Treasurer and Director (Principal Financial Officer)

/s/ Melissa J.T. Hall Melissa J.T. Hall	Assistant Treasurer and Director

/s/ Lesley G. Silvester Lesley G. Silvester	Director

Union Security Life Insurance Company

Power of Attorney

Page Two

/s/ Allen R. Freedman	Director
Allen R. Freedman

/s/ H. Carroll Mackin	Director
H. Carroll Mackin

/s/ Dale Edward Gardner	Director
Dale Edward Gardner

/s/ Esther L. Nelson	Director
Esther L. Nelson